Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 10, 2021, relating to the financial statements of HighCape Capital Acquisition Corp. (as restated) appearing in the entity’s Annual Report on Form 10-K/A for the period from June 10, 2020 (inception) through December 31, 2020.

/s/ WithumSmith+Brown, PC

New York, New York
September 2, 2021